Payment Agreement

STATE OF TEXAS

COMPTROLLER OF PUBLIC ACCOUNTS

PAYMENT AGREEMENT

DGSE Corporation	17521848246
Taxpayer Name	Taxpayer’s Number

11311 Reeder Rd.	Dallas,Texas 75229-3408
Street Address	City State Zip Code

7/11/2014
Date of Agreement

The above named taxpayer agrees that the following delinquent Sales & Use taxes, penalties and interest are owed and will be paid according to the following terms:

Tax	$800,397,12
Penalty	$80,039.72
Interest	$239,922.23
Amt Due	$1,120,359.07
Down Payment	$325,000.00
Total Amount Due	$795,359.07

This liability is for the period 03/01/06 through 11/30/09.

TERMS OF AGREEMENT:

In consideration of the mutual promises and agreements contained herein, and to provide for the collection of the amounts identified above, the parties agree to the following terms:

1.	Taxpayer shall pay $47,000.00 on or before the 15th day of each month, beginning on August 15 , 2014, and continuing on the 15th day of each month thereafter until the entire tax liability, including penalties and all accrued interest are paid in full.

2.	Additional statutory penalties and/ or interest will accrue on the unpaid tax balance and must be paid as part of this agreement.

Payment Agreement

3.	Upon default of any of the terms of this agreement, the Comptroller may collect the amounts due from the taxpayer by any method allowed by Chapter 111, Tax Code, or any other applicable law. No notice of default is required to be given to any party prior to taking such collection action.

4.	No State tax lien currently on record, or hereafter filed, will be released until all taxes, penalties and interest due under this agreement or on this account are paid in full.

5.	All payments shall be made in the form of cash, certified check or money order payable to the Comptroller of Public Accounts. All payments shall be directed to the attention of Texas Comptroller 9221 LBJ Freeway Dallas, Texas 75243-3429 and must be physically received or postmarked on the date that they are due.

6.	The Statute of Limitations for collecting any amounts due herein is extended for the duration of this agreement and that no further written extensions of the limitations period need be executed by the parties. This extension of the Statute of Limitations for collection does not extend the period for refunds or assessment.

7.	The parties have read this agreement carefully and have been given the opportunity to consult with legal counsel prior to its execution.

8.	The individuals executing this agreement on behalf of the parties all expressly represent that they have full legal capacity and authority to enter into this agreement on behalf of the named party.

9.	This agreement sets forth the entire understanding of the parties with respect to this matter. It may not be amended or modified without mutual consent of both parties. The parties expressly agree that the remedies provided to the Comptroller are cumulative, and are in addition to, and not in lieu of any remedies available to the Comptroller under the Texas Tax Code.

10.	Jurisdiction of and venue for enforcement and interpretation of this agreement shall lie exclusively with the district courts of Travis County, Texas. The parties agree that any suit brought with respect to this agreement or its enforcement must be heard in the district courts of Travis County, Texas and in no other jurisdiction or forum.

11.	The taxpayer must file and pay in full all current and future tax reports or returns with the Comptroller as required by law.

12.	This Payment Agreement is not binding and effective until and unless it is signed and approved by an authorized Comptroller Representative.

13.	Notices generated as the result of a delinquency shall continue to be mailed during the course of the payment agreement regardless of any special conditions indicated.

SPECIAL CONDITIONS:

1) Installment payments may be made electronically.

Payment Agreement

2) The Comptroller agrees to waive the 10% determination penalty

3) The length of this agreement is 18 months

Sign here:		Sign here:
	Taxpayer		Comptroller’s Representative
Title: ___________________________________

Sign
here:
Taxpayer
Title: ___________________________________